Exhibit 13.2

Section 906 Certificate

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Adam George, Chief Financial Officer of GW Pharmaceuticals plc, a public limited company incorporated under English law (the “company”), hereby certify, to my knowledge, that:

1.	The Annual Report on Form 20-F for the year ended September 30, 2016 (the “Form 20-F”) of the company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: December 5, 2016

/s/ Adam George
Adam George
Chief Financial Officer